Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 Annual Report to Shareholders of V.F. Corporation, which is incorporated by reference in V.F. Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated March 10, 2006 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.
We also consent to the incorporation by reference in this Registration Statement of our report dated July 3, 2006 relating to the financial statements, which appears in the Annual Report of the V.F. Corporation Retirement Savings Plan for Salaried Employees on Form 11-K for the year ended December 31, 2005.
PricewaterhouseCoopers LLP
Greensboro, North Carolina
November 3, 2006